UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 11, 2008

ALLOY STEEL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-32875	98-0233941
(State or other jurisdiction of incorporation)	Commission File Number)	IRS Employer Identification No.)

42 MERCANTILE WAY MALAGA
P.O. BOX 3087 MALAGA DC 6945

(Address of principal executive offices)

Registrant’s telephone number, including area code:  +61 8 9248 3188

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

PRELIMINARY FULL YEAR PROFIT ADVICE
FOR THE YEAR ENDED SEPTEMBER 30, 2008

The Company advises that its unaudited profit before income tax expense for the financial year ended September 30, 2008 is $3,670,000.  This is an increase of $1,710,000 over the profit before income tax expense achieved for the year ended September 30, 2007.

This profit has been achieved on sales of $13,500,000, which is an increase in sales of $4,800,000 over the previous year.

While these figures are still subject to final sign off by the Company’s Auditors, the Directors do not believe there will be any significant changes to these figures.

The Company is very cognizant of the possible effects of the economic downturn on the world mining market but believes that, with its positioning in the market place, it will not be adversely affected by the possible change in market conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY STEEL INTERNATIONAL, INC.

Date: December 11, 2008	By:	/s/ Alan Winduss

Alan Winduss
Chief Financial Officer